UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) January 25, 2013 (January 18, 2013)

iGATE Corporation

(Exact Name of Registrant as Specified in Its Charter)

Pennsylvania

(State or Other Jurisdiction of Incorporation)

000-21755	25-1802235
(Commission File Number)	(IRS Employer Identification No.)

6528 Kaiser Drive, Fremont, CA	94555
(Address of Principal Executive Offices)	(Zip Code)

(510) 896-3015

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 18, 2013, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of iGATE Corporation (the “Company”) met to discuss the performance based compensation terms for the Company’s President and Chief Executive Officer, Mr. Phaneesh Murthy. The Committee approved Mr. Murthy’s annual performance-based incentive compensation for 2013 as follows: (a) the actual annual bonus payable to Mr. Murthy for 2013 will be based on the Company’s achievement of certain revenue, earnings per share (“EPS”) and earnings before interest, taxes, depreciation and amortization (“EBITDA”) targets set by the Compensation Committee, (b) a weighting of 50% of the actual annual bonus will be allocated to achieving the budgeted revenue target, 20% will be allocated to the achievement of the EPS performance measure and the remaining 30% will be allocated to the achievement of the EBITDA performance measure and (c) the actual annual bonus payout under the revenue, EPS and EBITDA performance measures is anticipated to range from 0% to 200% of the performance-based compensation target, though amounts in excess of 200% may be awarded in accordance with a linear achievement scale, as determined by measuring the Company’s actual 2013 performance against the predetermined targets. The Company and Mr. Murthy intend to amend his existing employment agreement to reflect the revised terms noted above.

Also at the Committee meeting on January 18, 2013, Mr. Murthy proposed a change to the compensation terms for Mr. Sujit Sircar, the Company’s Chief Financial Officer, involving an increase in Mr. Sircar’s maximum annual performance-based incentive compensation for 2012 from 6,000,000 Indian Rupees (“Rs.”) to 7,200,000 Rs. and payment of performance-based incentive compensation for 2012 in the amount of 7,200,000 Rs. The proposed annual bonus payable to Mr. Sircar for 2012 was based on the Company’s achievement of certain performance measures determined by Mr. Murthy. As Mr. Sircar is a Wholetime Director of iGATE Global Solutions Limited (“iGS”), a wholly-owned subsidiary of the Company, the amended annual bonus target and award requires, and is conditioned upon, the approval of the shareholder of iGS. The Company, the sole shareholder of iGS, approved the amendments to the terms of Mr. Sircar’s employment contract on January 23, 2013. The change to the 2012 annual performance-based incentive compensation for Mr. Sircar will have retroactive effect to January 1, 2012. The Company and Mr. Sircar intend to amend his existing employment agreement to reflect the revised terms noted above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

iGATE CORPORATION

By:	/s/ Mukund Srinath
Name:	Mukund Srinath
Title:	Corporate Secretary

January 25, 2013